UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2009

NATIONAL PROPERTY INVESTORS 4

(Exact name of Registrant as specified in its charter)

California	0-10412	13-3031722
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

National Property Investors 4, a California limited partnership (the “Registrant”), owns Village of Pennbrook Apartments (“Village of Pennbrook”), a 722-unit apartment complex located in Falls Township, Pennsylvania.  On July 21, 2009 (the “Effective Date”), the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Pennbrook Hatzlach, L.P., a Pennsylvania limited partnership (the “Purchaser”), to sell Village of Pennbrook to the Purchaser for a total sales price of $62,010,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $62,010,000, subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit (the “Initial Deposit”) of approximately $1,200,000 to First American Title Insurance Company of New York (“Escrow Agent”).

FEASIBILITY PERIOD.  The feasibility period ends on August 10, 2009. If the Purchaser fails to notify the Registrant in writing of its intent to terminate the contract prior to the end of the feasibility period, the deposit will become non-refundable.

CLOSING.  The expected closing date of the transaction is the earlier of (i) 30 days after the receipt of the approval of the loan assumption or (ii) October 19, 2009.  If the Purchaser receives approval of the loan assumption after September 18, 2009, the closing date for Village of Pennbrook will automatically be extended to 30 days after the receipt of the approval of the loan assumption.  The Registrant has the option to extend the closing date to November 18, 2009 by delivering written notice to the Purchaser.  The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Purchaser will pay any mortgage assumption, gross receipts or similar taxes, any premiums or fees required to be paid by Purchaser with respect to the Title Policy and one-half of the customary closing costs of the Escrow Agent. The Registrant will pay the cost of recording any instruments required to discharge any liens or encumbrances against Village of Pennbrook and one-half of the customary closing costs of the Escrow Agent.

REPRESENTATIONS AND WARRANTIES.  The Purchaser and the Registrant each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to Village of Pennbrook by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $2,000,000 will be borne by the Registrant. The Registrant agreed to maintain, in full force and effect until the closing date, all existing insurance coverage on Village of Pennbrook.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Registrant.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposit, the purchase price or any other specified deliveries, the Purchaser will forfeit its deposit to the Registrant, and neither party will be obligated to proceed with the purchase and sale.  The Registrant expressly waived the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Registrant, prior to the closing, defaults in its representations, warranties, covenants, or obligations, the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposit, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $200,000 or, (ii) subject to certain conditions, seeking specific performance of the Registrant’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10.15       Purchase and Sale Contract between National Property Investors 4, a California limited partnership, and Pennbrook Hatzlach, L.P., a Pennsylvania limited partnership, dated July 21, 2009.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Property Investors 4

By:  NPI Equity Investments, Inc.

 Managing General Partner

By:  /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date:  July 27, 2009